UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 10, 2022
Date of report (Date of earliest event reported)
 Bausch Health Companies Inc.
(Exact name of registrant as specified in its charter)

British Columbia	,	Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)			(Commission file number)	(IRS Employer Identification No.)
2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8
(Address of Principal Executive Offices) (Zip Code)
(514) 744-6792
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01     Other Events.
Except where the context otherwise requires, all references in this Current Report on Form 8-K (“Form 8-K”) and the related exhibits attached hereto to the “Company”, “we”, “us”, “our” or similar words or phrases are to Bausch Health Companies Inc. and its subsidiaries, taken together.
On August 3, 2021, the Company announced its intentions to conduct an initial public offering (“IPO”) of its aesthetic medical device business, Global Solta (“Solta”) (the “Solta IPO”). In connection with the planned separation of its Solta business into an independent publicly traded entity from the remainder of Bausch Health Companies Inc., the Company has begun managing its operations in a manner which is consistent with the organizational structure of the two separate entities as proposed by the Solta IPO. As a result, during the first quarter of 2022, the Company’s Chief Executive Officer (“CEO”), who is the Company’s Chief Operating Decision Maker, commenced managing the business differently through changes in its operating and reportable segments, which necessitated a realignment of the Company’s historical segment structure. This realignment is consistent with how the Company’s CEO currently: (i) assesses operating performance on a regular basis, (ii) makes resource allocation decisions and (iii) designates responsibilities of his direct reports. Pursuant to these changes, effective in the first quarter of 2022, the Company operates in the following reportable segments: (i) Bausch + Lomb, (ii) Salix, (iii) International (formerly International Rx), (iv) Solta Medical and (v) Diversified Products. The new segment structure does not impact the Company’s reporting units but realigns the two reporting units of the former Ortho Dermatologics segment whereby its medical dermatology reporting unit (Ortho Dermatologics) is now part of the current Diversified Products segment and the Solta reporting unit is now the sole reporting unit of the new Solta Medical segment. All segment revenues and segment profits for the periods presented have been recast to conform to the 2022 reportable segment structure.
We began to report under our new structure effective with the filing of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the United States Securities and Exchange Commission (“SEC”) and with the Canadian Securities Administrators on SEDAR at www.sedar.com on May 10, 2022. This Form 8-K updates and supersedes the information in Items 7 and 15(a)(1) of our Annual Report on Form 10-K for the year ended December 31, 2021 ("2021 Form 10-K") to reflect retrospective application of the new segments and reclassified historical results to conform to the new segment presentation. These adjustments had no impact on the Company’s consolidated operating results, cash flows or equity. Except as specifically provided, the information in this Form 8-K does not reflect any event or development occurring after February 23, 2022, the date we filed the 2021 Form 10-K. For a discussion of events and developments subsequent to the filing of the Form 10-K, please refer to our filings with the SEC and the Canadian Securities Administrators on SEDAR since that date. In our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, we adjusted the unaudited consolidated financial statements as of and for the three months ended March 31, 2022 and 2021 to reflect the retrospective application of our new segments. Accordingly, we are filing this Form 8-K so that our annual financial statement information for the three (3) years prior to January 1, 2022 incorporated by reference in any document that we have filed or may file from time to time with the SEC or with the Canadian Securities Administrators on SEDAR would reflect our current segment presentation.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
23*	Consent of Independent Registered Public Accounting Firm
99.1*	Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations with Retrospective Segment Changes of the 2021 Form 10-K
99.2*	Item 15.(a)(1) The consolidated financial statements required to be filed in the Annual Report on Form 10-K with Retrospective Segment Changes of the 2021 Form 10-K
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
____________________________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2022

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Tom Vadaketh
Name: Tom Vadaketh
Title: Executive Vice President, Chief Financial Officer